EXHIBIT 4.1
                            UNIGRAPHICS SOLUTIONS INC.
                          EMPLOYEE STOCK PURCHASE PLAN


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                                TABLE OF CONTENTS

1. NAME AND PURPOSE............................................................1


2. AMOUNT OF STOCK SUBJECT TO THE PLAN: PAYMENT OF SHARES......................1


3. ADMINISTRATION..............................................................1


4. ELIGIBILITY.................................................................2


5. OFFERINGS...................................................................2


6. PARTICIPATION...............................................................3


7. DEDUCTIONS..................................................................3


8. DEDUCTION CHANGES...........................................................3


9. WITHDRAWAL OF FUNDS.........................................................4


10. RIGHT OF PURCHASE--OPTION FOR A MAXIMUM NUMBER OF SHARES...................4


11. MAXIMUM ALLOTMENT OF RIGHTS OF PURCHASE....................................4


12. PURCHASE PRICE.............................................................4


13. METHOD OF PAYMENT..........................................................5


14. ISSUANCE OF CERTIFICATES AND PAYMENT OF EXPENSES...........................5


15. CONDITION UPON ISSUANCE OF SHARES..........................................6


16. RIGHTS AS A STOCKHOLDER....................................................6


17. SALE OF STOCK..............................................................6


18. PURCHASE FOR INVESTMENT....................................................7


19. RIGHTS NOT TRANSFERABLE....................................................7


20. ADJUSTMENT OF SHARES.......................................................7


21. RETIREMENT, TERMINATION AND DEATH..........................................7


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22. AMENDMENT OF THE PLAN......................................................7


23. TERMINATION OF THE PLAN....................................................8


24. LISTING OF SHARE AND RELATED MATTERS.......................................8


25. THIRD PARTY BENEFICIARIES..................................................8


26. GENERAL PROVISIONS.........................................................8


27. NO EFFECT ON OTHER BENEFITS................................................8


28. INTEREST...................................................................9


29. NOTICES....................................................................9


30. GOVERNING LAW..............................................................9


31. EFFECTIVE DATE.............................................................9


32. DEPOSIT OF CERTIFICATED SHARES.............................................9


33. RETIREES...................................................................9


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                           UNIGRAPHICS SOLUTIONS INC.
                          EMPLOYEE STOCK PURCHASE PLAN

1.    NAME AND PURPOSE

            The name of this Plan is the "Unigraphics Solutions Inc. Employee Stock Purchase Plan" (hereinafter referred to as the "Plan"). The purpose of the Plan is to attract, retain and motivate employees of Unigraphics Solutions Inc., a Delaware corporation ("Unigraphics"), and its designated subsidiaries, and provide them an incentive to contribute to and share in the continued success of Unigraphics and its subsidiaries by enabling such employees to acquire shares of Class A Common Stock, $.01 par value per share (the "Unigraphics Stock"), of
Unigraphics,  in  the  manner  contemplated  by the  Plan.  Rights  to  purchase
Unigraphics Stock offered pursuant to the Plan are a matter of separate inducement and not in lieu of any salary or other compensation for the services of any employee. The Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2.    AMOUNT OF STOCK SUBJECT TO THE PLAN; PAYMENT OF SHARES

            The total number of shares of Unigraphics Stock that may be purchased pursuant to rights of purchase granted under the Plan shall not exceed 500,000 shares of the authorized Unigraphics Stock. In the discretion of the Board of Directors of Unigraphics (the "Board of Directors") or its delegate, such shares may be: (i) shares acquired by the Company or an independent plan administrator in open market or privately negotiated transactions; (ii) treasury shares previously acquired by Unigraphics; or (iii) authorized but unissued shares. If a right of purchase under the Plan expires or is terminated unexercised for any reason, the shares as to which such right so expired or terminated again may be made subject to a right of purchase under the Plan. Notwithstanding anything to the contrary herein, if the total number of shares which would otherwise be subject to options granted under the Plan exceeds the total number of shares then available for purchase under the Plan or any limit on the number of shares that may be purchased during an offering as specified by the Committee in accordance Sections 5 and 10 (after deduction of all shares for which options have been exercised or are then outstanding), Unigraphics shall make a pro rata allocation of the shares remaining available for option in as uniform manner as shall be practicable and as it shall determine to be equitable. In such event, Unigraphics shall give written notice of such reduction of the number of shares subject to the option to each employee affected thereby and shall similarly reduce the rate of contributions, if necessary.

3.    ADMINISTRATION

            The Compensation Committee of the Board of Directors (the "Committee") shall appoint or engage any person or persons as an administrator (the "Administrator") of the Plan, who may be, but shall not be required to be, a member of the Committee. Any person engaged or delegated to be the Administrator who is not an employee of Unigraphics, shall be required to be bonded and insured for errors and omissions insurance in such amounts and by such carrier as is deemed suitable and appropriate by the Committee. The Committee and the Administrator shall administer the Plan all as provided herein. The Committee shall hold meetings at such times and places as it may


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determine  and may take  action by  unanimous  written  consent or by means of a meeting held by conference telephone call or similar communications equipment pursuant to which all persons participating in the meeting can hear each other. The Committee may request advice or assistance or employ such other persons as it deems necessary for proper administration of the Plan. Subject to the express provisions of the Plan and the requirements of applicable law, the Committee shall have authority, in its discretion, to determine when each offering hereunder of rights to purchase shares (hereinafter "offering") shall be made, the duration of each offering, the dates on which the purchase period for each offering shall begin and end, the total number of shares subject to each offering, the purchase price of shares subject to each offering and the exclusion of any classes of employees pursuant to Section 4(ii). Subject to the express provisions of the Plan, the Committee has discretionary authority: (a) to construe offerings, the Plan and the respective rights to purchase shares;
(b) to prescribe,  amend and rescind rules and regulations relating to the Plan;
and  (c)  to  make  all  other   determinations   necessary  or  advisable   for
administering and carrying out the purposes of the Plan. The determination of the Committee with respect to matters referred to in this Section 3 as within its province shall be conclusive, except that, to the extent required by law or by the Certificate of Incorporation or By-Laws of Unigraphics, the terms of any offering shall be subject to ratification by the Board of Directors or the Committee prior to the effective date of such offering.

4.    ELIGIBILITY

            No right to purchase shares shall be granted hereunder to a person who is not an employee of Unigraphics or a subsidiary corporation, now existing or hereafter formed or acquired. As used in the Plan, the terms "parent corporation" and "subsidiary corporation" shall have the meanings respectively given to such terms in Sections 424(e) and 424(f) of the Code. Each offering shall be made to all employees of Unigraphics and to all employees of any subsidiary corporation as is designated by the Committee to participate in the Plan, excluding: (i) employees whose customary employment is 20 hours or less per week or not more than five months in any calendar year; (ii) in the discretion of the Committee, as specified in the terms of any offering, "highly compensated employees" within the meaning of Section 414(q) of the Code; and
(iii) any employee who, immediately after the grant of a right to purchase stock pursuant to an offering, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employee's employer or of any subsidiary or parent corporation of the employee's employer (in determining stock ownership of an individual, the rules of Section 424(d) of the Code shall be applied; shares that the employee may purchase under outstanding rights of purchase and options shall be treated as stock owned by him; and the Committee and the Administrator may rely on representations of fact made to them by the employee and believed by them to be true).

5.    OFFERINGS

            The  Committee  may  make  grants  to  all  eligible   employees  of
Unigraphics and to all eligible employees of any subsidiary corporation as is designated by the Committee to participate in the Plan of rights to purchase shares under the terms hereinafter set forth. The Committee shall have the authority to specify the terms and conditions of each offering, including its effective date, the duration of such offering and the purchase period thereunder, the number of shares that may be purchased thereunder, the purchase


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price  for such  shares  and the  class  of  employees,  if any,  that are to be excluded pursuant to Section 4(ii). During the purchase period specified in the terms of an offering (or during such portion thereof as an eligible employee may elect to participate), payroll deductions shall be made from such employee's compensation pursuant to Sections 6 and 7. Any stated purchase period shall end no later than 27 months from the effective date of any offering hereunder. The measure of an employee's participation in an offering shall be such employee's total compensation for the purchase period specified in such offering (or for such portion thereof as the employee is eligible to participate), subject to appropriate adjustments that would exclude items such as reimbursement of moving, travel, trade or business expenses.

6.    PARTICIPATION

            An employee eligible on the effective date of an offering or thereafter during the offering may participate in such offering by completing a participation agreement (in such form and manner as may be approved by the Board of Directors or the Committee) and forwarding it to the Administrator at any time prior to the beginning of the next payroll period in which payroll deductions will be made. Using the participation agreement, the employee must authorize a regular payroll deduction from the employee's compensation and must specify the date on which such employee's deduction and participation in the Plan is to commence, which may not be retroactive. An employee shall be considered a "Participant" in the Plan as of the payroll date of the first payroll deduction. By submitting a participation agreement, each Participant will be deemed to have authorized the establishment of a brokerage account in his or her name at a firm approved by the Board of Directors or the Committee which shall serve as custodial agent for the purpose of holding shares purchased under the Plan.

7.    DEDUCTIONS

            With respect to any offering made under the Plan, an employee may authorize a payroll deduction of any whole percentage up to a maximum of 10% of the total compensation he or she receives during the purchase period specified in an offering (or during such portion thereof as he or she may be eligible or elect to participate). All payroll deductions made by a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into such account.

8.    DEDUCTION CHANGES

             At any time prior to the end of the applicable purchase period, a Participant may change or temporarily discontinue payroll deductions by filing a new payroll deduction authorization form. Notwithstanding, no Participant shall be entitled to change a payroll deduction more than twice or to temporarily discontinue a payroll deduction more than once during any purchase period. In addition, no such change or discontinuance shall become effective sooner than the next payroll period after the Participant properly registered a change to the payroll deduction authorization information then on file with the Administrator.



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9.    WITHDRAWAL OF FUNDS

            A Participant may at any time and for any reason withdraw the entire cash balance then accumulated in such Participant's payroll deduction account and thereby withdraw from participating in an offering. Upon withdrawal of the cash balance in a payroll deduction account, such Participant shall cease to be eligible to participate in the offering pursuant to which the withdrawn funds were withheld. Partial withdrawals shall not be permitted. Any cash balance withdrawn in accordance with this Section 9 may not be transferred to any payroll deduction account maintained for the employee pursuant to another offering, whether under the Plan or under another such plan.

10.   RIGHT OF PURCHASE--OPTION FOR A MAXIMUM NUMBER OF SHARES

            The right of an employee to purchase stock pursuant to an offering under the Plan shall be an "option" (and an offering shall be the "grant" of such option). Notwithstanding any other provision hereunder, during any offering, no Participant may purchase more than the maximum number of shares determined by dividing: (i) 15% of the employee's monthly base salary, determined as of the date of the offering or the commencement of such Participant's participation in the offering (in accordance with Section 6), whichever is later, multiplied by the number of months in the offering period or, if the Participant begins participating after the commencement of the offering, the number of months such Participant can participate in the offering, whichever is less; by (ii) the fair market value of a share determined as of the date of the offering in the manner set forth in Section 12. Subject to the foregoing sentence, the Committee, in its sole discretion, may also impose per-Participant and aggregate limits on the number of shares that may be purchased under the Plan during any offering.

11.   MAXIMUM ALLOTMENT OF RIGHTS OF PURCHASE

            Any right to purchase shares under the Plan shall be subject to the limitations of Section 423(b)(8) of the Code (generally limiting accrual of the right of any employee to purchase shares under all employee stock purchase plans of Unigraphics and any subsidiary or parent corporation, qualified under Section 423 of the Code, to an annual rate of $25,000 in fair market value).

12.   PURCHASE PRICE

            The  purchase  price for each share  under  each  right of  purchase granted pursuant to an offering shall be not less than the lesser of: (i) an amount equal to 85% of the fair market value (defined below) of such share at the time the right to purchase is granted; or (ii) an amount equal to 85% of the fair market value of such share at the time the right to purchase is exercised. The "fair market value" of a share of Unigraphics Stock on any given date shall be the mean between the high and low sale prices on the New York Stock Exchange Composite Tape for Unigraphics Stock, as reported by the Dow Jones News/Retrieval Service of Dow Jones and Company, Inc., on such date or on the date immediately prior thereto on which such prices for Unigraphics Stock are so reported or, if not so reported, as reported in a newspaper of national circulation selected by the Committee or, in case no such sales take place on


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such date, the mean of the closing bid and asked prices (regular way) on the New
York Stock Exchange Composite Tape on such date or, if the Unigraphics Stock is not then listed or admitted to trading on the New York Stock Exchange, the mean between the high and low sale prices on such date or, in case no sales take place on such date, the mean of the closing bid and asked prices (regular way) on the largest principal national securities exchange on which such stock is then listed or admitted to trading, or if not listed or admitted to trading on any principal national securities exchange, then the last reported sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System or, if such sale prices shall not be reported thereon, the mean of the closing bid and asked prices as reported thereon, or if such prices shall not be reported thereon, as the same shall be reported by the National Quotation Bureau Incorporated, or, in all other cases, the mean of two appraisals of fair market value, each of which shall be furnished by a New York Stock Exchange member firm selected by the Committee for that purpose. In the event the funds in the payroll deduction account of a participating employee are in a currency other than United States dollars on any investment date (as defined below), for purposes of determining the maximum whole number of shares that may be purchased pursuant to Section 13, such funds shall be deemed to have been converted into United States dollars based upon the foreign exchange selling rates, as reported by the Dow Jones News/Retrieval Service of Dow Jones and Company, Inc., on such date, or if not so reported on such date, as reported on the next preceding date on which such rates are reported.

13.   METHOD OF PAYMENT

            As of the last day of each purchase period (each of such dates being known as an "investment date"), the payroll deduction account of each Participant shall be totaled. If on an investment date, the payroll deduction account of a Participant has at least an amount equal to the purchase price of one whole share of Unigraphics Stock then, on such investment date such Participant shall purchase, without any further action, the maximum whole number of shares (subject to the limitation provided in Section 10) possible at the fair market value of such shares as determined in accordance with Section 12 together with any fees or charges associated with such purchase that can be purchased with the funds in such Participant's payroll deduction account, provided that fractional shares may not be purchased. The Participant's payroll deduction account shall be charged for the amount of the purchase and a stock certificate shall be issued for the benefit of the Participant as soon thereafter as practicable for the shares so purchased, which certificate may be issued in nominee name. Participant's payroll deduction account at the end of each purchase period shall be applied toward purchases during the next purchase period in the same offering. Except as provided otherwise by the Committee in connection with any offering, all funds in payroll deduction accounts may be used by Unigraphics for its general corporate purposes as the Board of Directors shall determine. However, the last purchase on the last investment date of an offering shall be for the maximum whole number of shares (subject to the limitation provided in Section 10) possible that can be purchased with the funds available in such Participant's payroll deduction account, and all cash remaining in such Participant's payroll deduction account thereafter shall be returned to the Participant.

14.   ISSUANCE OF CERTIFICATES AND PAYMENT OF EXPENSES


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            Upon  request  and  after  expiration  of  applicable  restrictions, certificates representing shares purchased under the Plan may be issued in the name of the employee or, if he/she so indicates on an appropriate form: (i) in such Participant's name jointly with a member of such Participant's family, with right of survivorship; (ii) in the name of a fiduciary for the employee (in the event the employee is under a legal disability to have certificates issued in such Participant's name); or (iii) in a manner giving effect to the status of such shares as community property in jurisdictions where applicable. Upon
termination  of  employment,   certificates  representing  both  restricted  and
nonrestricted shares purchased under the Plan will be issued in the name of the employee and forwarded to such Participant's account address on file with the Plan's transfer agent of record. In the event of a final non-appealable court-ordered account distribution, certificates representing both restricted and nonrestricted shares purchased under the Plan will be issued in the name and to the address specified in the court documents provided to the office of the Administrator. Unigraphics shall pay all issue or initial transfer taxes of Unigraphics with respect to the issuance or initial transfer of shares, as well as all fees and expenses necessarily incurred by Unigraphics in connection with such issuance or initial transfer.

15.   CONDITION UPON ISSUANCE OF SHARES

            Notwithstanding  anything to the contrary in the Plan,  shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic, or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for Unigraphics with respect to such compliance. Based on the foregoing, the terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and options granted under the Plan shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

16.   RIGHTS AS A STOCKHOLDER

            A Participant shall have no rights as a stockholder with respect to any shares covered by a right of purchase until a stock certificate for such shares is issued to the benefit of such Participant, which stock certificate may be issued in nominee name. No adjustment will be made for dividends (ordinary or extraordinary, whether in cash or in other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 20.

17.   SALE OF STOCK

            Shares of stock purchased under the Plan may not be sold or transferred within two years of the date of purchase unless they are first offered to Unigraphics (as designated by the Committee) at the lesser of: (i)


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the price  originally  paid for the shares;  or (ii) the fair  market  value (as determined in accordance with Section 12) per share of Unigraphics Stock on the date the shares are offered to Unigraphics. Unigraphics must accept or reject this offer at the office of the Administrator within five business days of receipt of the offer. Shares issued under the Plan will carry a restrictive legend to this effect.

18.   PURCHASE FOR INVESTMENT

            The Committee may require each person purchasing shares pursuant to an option to represent to and agree with Unigraphics in writing that such person is acquiring the shares for investment and without a view to distribution or resale.

19.   RIGHTS NOT TRANSFERABLE

            Rights to purchase shares under the Plan are not transferable by a participating employee and may be exercised only by such Participant during such Participant's lifetime.

20.   ADJUSTMENT OF SHARES

            If any change is made in the number, class or rights of shares subject to the Plan or subject to any offering under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, issuance of rights to subscribe or other change in capital structure), appropriate adjustments shall be made as to the maximum number of shares subject to the Plan and the number of shares and price per share subject to outstanding rights of purchase as shall be equitable to prevent dilution or enlargement of such rights; provided, however, that any such adjustment shall comply with the rules of Section 424(a) of the Code if the transaction is one described in said Section 424(a).

21.   RETIREMENT, TERMINATION AND DEATH

            In the event of a Participant's retirement or termination of employment, the amount in any Participant's payroll deduction account shall be refunded to such Participant and the restricted and nonrestricted shares of stock held for such Participant's benefit by the Plan shall be issued to such Participant, and in the event of such Participant's death, such amount and stock shall be paid and issued to such Participant's estate.

22.   AMENDMENT OF THE PLAN

            This Plan may be amended at any time by the Board of Directors or the Committee, provided that no amendment may change any option granted under the Plan which adversely affects the rights of the holder of such option. Notwithstanding the foregoing, without the approval of the stockholders of Unigraphics entitled to vote thereon, no amendment shall become effective if it would: (i) increase the number of shares reserved for rights of purchase under the Plan; or (ii) modify the provisions of this Plan that govern eligibility for participation in the Plan.


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23.   TERMINATION OF THE PLAN

            The Board of Directors or the Committee may suspend or terminate the Plan at any time. Any cash balances remaining in Participants' payroll deduction accounts upon termination of the Plan shall be refunded as soon thereafter as practicable. The powers of the Committee provided by Section 3 to construe and administer any right to purchase shares granted prior to the termination of the Plan shall nevertheless continue after such termination.

24.   LISTING OF SHARES AND RELATED MATTERS

            If at any time the Committee shall determine, based on opinion of counsel, that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or Federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be sold, issued or delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to counsel.

25.   THIRD PARTY BENEFICIARIES

            None of the provisions of the Plan shall be for the benefit of or enforceable by any creditor of a Participant. A Participant may not create a lien on any portion of the cash balance accumulated in such Participant's payroll deduction account or on any shares covered by a right to purchase before a stock certificate for such shares is issued for such Participant's benefit.

26.   GENERAL PROVISIONS

            The Plan shall neither impose any obligation on Unigraphics or on any subsidiary corporation to continue the employment of any Participant or eligible employee, nor impose any obligation on any Participant to remain in the employ of Unigraphics or of any subsidiary corporation. For purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation within the meaning of Section 423(a)(2) of the Code and the regulations and rulings interpreting such Section. For purposes of the Plan, the transfer of an employee from employment with Unigraphics to employment with a subsidiary of Unigraphics, or vice versa, shall not be deemed a termination of employment of the employee. Subject to the specific terms of the Plan, all employees granted rights to purchase shares hereunder shall have the same rights and privileges.

27.   NO EFFECT ON OTHER BENEFITS

            The grant of options under the Plan shall have no effect on any other benefits to which a Participant may be entitled from Unigraphics or of any subsidiary corporation, under a another plan or otherwise, or preclude a Participant from receiving any such benefits.


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28.   INTEREST

            Absent a determination to the contrary by the Committee, in its sole discretion, no interest shall accrue on any of the cash balance accumulated in a Participant's payroll deduction account.

29.   NOTICES

            All notices or other communications by a Participant to the Committee or the Administrator under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee or the Administrator at the location, or by the person, designated by the Committee or the Administrator for the receipt thereof.

30.   GOVERNING LAW

            Except where jurisdiction is exclusive to the federal courts or except as governed by federal law, the Plan and rights to purchase shares that may be granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

31.   EFFECTIVE DATE

            The Plan shall be effective as of April 15, 1999; provided, however, that no purchase period under the Plan may begin until a Registration Statement under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan has become effective; and provided further that the Plan shall be approved by the stockholders of Unigraphics within one year before or after approval by the Board of Directors. Any offerings made prior to the approval by the stockholders of Unigraphics and options granted under such offerings shall be void if such approval is not obtained.

32.   DEPOSIT OF CERTIFICATED SHARES

            Any employee of Unigraphics who holds Unigraphics Stock certificates issued in any manner specified in Section 14(i)-(iii) representing shares of Unigraphics Stock, may deposit the Unigraphics Stock certificates into the brokerage account, if any, established for the purpose of holding shares purchased under the Plan by transferring such shares into nominee name. Any such transfer of certificated shares shall be made pursuant to procedures established by the Administrator. Any employee who elects to transfer shares into nominee name pursuant to this Section is not required to participate pursuant to Plan Sections 6 and 7.

33.   RETIREES

            Notwithstanding anything to the contrary in Section 14 or elsewhere in the Plan, Retirees who, by reason of Section 6 acquired shares pursuant to the Plan, may continue to hold such shares in nominee name but may not purchase any additional shares pursuant to Sections 6 and 7.

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